Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Statement No. 2-72724 on Form N-1A of our reports dated May 21, 2009, relating to the financial statements and financial highlights of CMA® Government Securities Fund (the “Fund) and of Master Government Securities LLC, appearing in the Annual Report on Form N-CSR of the Fund for the year ended March 31, 2009. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 27, 2009